UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2018

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

150 N. Dairy Ashford
Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, the sole member of Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of Shell Midstream Partners, L.P. (the “Partnership”), elected Marcel Teunissen as a member of the board of directors of the General Partner (the “Board”) effective February 1, 2018.

Mr. Teunissen will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to its partnership agreement.

Mr. Teunissen, age 44, has been with Royal Dutch Shell plc (“Shell”) for 21 years in senior finance and commercial positions, in Shell’s Upstream and Downstream businesses, and in its corporate head office. Currently, he is Vice President Finance, Integrated Gas Ventures, based in Houston. In this role, he is responsible for finance management of a global portfolio of upstream gas and LNG assets.

Prior to this role, Mr. Teunissen was Vice President Finance, Heavy Oil, based in Calgary, Canada, where he was responsible for the financial results of the 250kbd oil sands joint venture, which Shell divested in 2017. From 2012-2015, he was Vice President Financial Planning & Appraisal at Shell’s head office in The Hague, Netherlands, supporting the group’s executive committee and Board of Directors on business planning.

In the 10 years before that, Mr. Teunissen was based in Singapore and involved in mergers and acquisitions, as Regional Supply & Trading Finance Manager and Refinery Finance Manager. In the early part of his career, he had the opportunity to gain experience as country Finance Manager for some of Shell’s smaller businesses in the Caribbean and South America.

Mr. Teunissen holds a Master’s degree in Business Economics from Erasmus University in Rotterdam, Netherlands. We believe that Mr. Teunissen’s extensive global experience in financial and commercial management makes him well qualified to serve as a member of the Board.

Mr. Teunissen was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Teunissen that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: January 25, 2018